EXHIBIT (h)

                AMENDED SCHEDULE TO THE ADMINISTRATION AGREEMENT

                              CONSECO SERIES TRUST
                            ADMINISTRATION AGREEMENT

                               BALANCED PORTFOLIO
                           CONSECO 20 FOCUS PORTFOLIO

                                EQUITY PORTFOLIO
                             FIXED INCOME PORTFOLIO

                              GOVERNMENT PORTFOLIO
                              HIGH YIELD PORTFOLIO

                             MONEY MARKET PORTFOLIO

                                     AMENDED

                                   SCHEDULE A

     Each Portfolio shall pay to the Administrator a fee computed at the annual rate as set forth below:

                                                     ANNUAL FEE
                                                     ----------
                    First $100,000,000                  0.10%
                    Next $100,000,000                   0.08%
                    In excess of $200,000,000           0.06%